UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-Other Events

Item 8.01.          Other Events

          The Registrant has agreed to sell 1,000,000 of its Common Shares at a price of $31.00 per share, and to grant to the underwriters an option to purchase up to 150,000 Common Shares at the same price pursuant to the terms of an Underwriting Agreement dated May 14, 2009 between the Registrant and Janney Montgomery Scott LLC on behalf of itself and Edward D. Jones & Co., L.P. and Brean Murray, Carrett & Co., LLC attached as Exhibit 1.01.

          On May 15, 2009, the Registrant issued a press release announcing the sale of its Common Shares pursuant to the Underwriting Agreement.

Section 9-Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits

          1.01      Underwriting Agreement dated May 14, 2009 among the Registrant and the underwriters named in Schedule I thereto

          5.01      Opinion of O’Melveny & Myers LLP as to the validity of the Common Shares

          99.01    Press Release dated May 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date:	May 15, 2009	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial
Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.01	Underwriting Agreement dated May 14, 2009 among the Registrant and the underwriters named in Schedule I thereto
5.01	Opinion of O’Melveny & Myers LLP as to the validity of the Common Shares
99.1	Press Release dated May 15, 2009